Exhibit 10.2

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NONQUALIFIED STOCK OPTION AGREEMENT

This Nonqualified Stock Option Agreement (this “Agreement”) sets forth the terms of a nonqualified stock option award granted on January 7, 2019 (“Date of Grant” or the “Effective Date”) by Capital Senior Living Corporation, a Delaware corporation (the “Company”), to Kimberly Lody (“Holder”). This Agreement is made as an inducement to the Holder to accept employment with the Company, and as such is not subject to the terms, and provisions, of the 2007 Omnibus Stock and Incentive Plan For Capital Senior Living Corporation as amended and restated and as may be amended and restated subsequent to the Date of Grant (the “Plan”), however, capitalized terms used but not defined in this Agreement have the meanings ascribed to them in the Plan provided, however, that the term Change in Control as used in this Agreement shall have the meaning ascribed in the Employment Agreement.

RECITALS

A. The Company and Holder entered into that certain employment agreement dated January 7, 2019 (the “Employment Agreement”).

B. The Committee has determined that it is in its best interest to offer the Holder nonqualified stock options to purchase Common Stock of the Company as an inducement to the Holder to accept employment with the Company.

C. Holder wishes to accept such grant of Nonqualified Stock Options on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, and for other good and valuable consideration, the adequacy of which is acknowledged by the parties’ execution of this Agreement, the Company and the Holder agree as follows:

1. Grant of Nonqualified Stock Options. The Company has granted to the Holder on the Date of Grant 147,239 Nonqualified Stock Options to purchase Common Stock of the Company, on the terms and conditions and subject to the restrictions set forth in this Agreement. This grant of Nonqualified Stock Options is made in consideration of the services to be rendered by the Holder to the Company.

2. Exercise. The Exercise Price of the Nonqualified Stock Options granted to the Holder under this Agreement is $7.46, which is greater than or equal to Fair Market Value on the Date of Grant. Nonqualified Stock Options which have become exercisable may be exercised by delivery of a Notice of Exercise to the Committee or in such other manner as determined by the Committee. The Nonqualified Stock Option Price shall be payable by cash, certified or cashier’s check, wire transfer, money order, authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable or deliverable to the Holder as a result of the exercise of the Nonqualified Stock Options, or a combination of the above. The Holder shall have the right to exercise Nonqualified Stock Options that have vested in accordance with Section 3 of this Agreement at any time prior to the 10th anniversary of the Date of Grant.

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3. Vesting.

a. Vesting Schedule. Except as otherwise provided in this Agreement, provided that the Holder remains in Continuous Service (as defined below) through the applicable vesting date, the Nonqualified Stock Options will vest in accordance with the following schedule:

i.	33% of the Nonqualified Stock Options shown in Section 1, on the 1st anniversary of the Date of Grant; and

ii.	33% of the Nonqualified Stock Options shown in Section 1 on the 2nd anniversary of the Date of Grant; and

iii.	34% of the Nonqualified Stock Options shown in Section 1 on the 3rd anniversary of the Date of Grant;

For purposes of this Agreement, “Continuous Service” means the Holder’s service with the Company, whether as an employee, consultant or director, is not interrupted or terminated, other than for temporary absences, including, without limitation, reasonable vacation time, sick leave, military leave or any other personal or family leave of absence. The Holder’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Holder renders service to the Company as an employee, consultant or director or a change in the entity for which the Holder renders such service, provided that there is no interruption or termination of the Holder’s Continuous Service; and provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code.

b. Termination of Continuous Service. Except as set forth in this Agreement, the foregoing vesting schedule notwithstanding, if the Holder’s Continuous Service terminates for any reason at any time before all of his or her Nonqualified Stock Options have vested, the Holder’s unvested Nonqualified Stock Options shall be automatically forfeited upon such termination of Continuous Service and the Company shall have no further obligations to the Holder under this Agreement with respect to such unvested Nonqualified Stock Options. This Agreement shall not confer upon the Holder any right to be retained in any position, as an employee, consultant or director of the Company. Further, nothing in this Agreement shall be construed to limit the discretion of the Company to terminate the Holder’s Continuous Service at any time, with or without Cause.

c. Change of Control. The Nonqualified Stock Options shall not automatically become Vested Shares on a Change in Control. Notwithstanding any provision herein to the contrary, (i) if the Committee has made a provision for the substitution, assumption, exchange or other continuation of the Nonqualified Stock Options in connection with a Change in Control, then in the event that the Holder’s Continuous Service is terminated (A) by the Company due to death or Disability or Retirement following the occurrence of the Change in Control, the

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unvested Nonqualified Stock Options shall immediately fully vest, or (B) (1) by the Company other than for Cause (as defined in such Holder’s employment agreement (or, if not defined therein, as defined in the Plan)) and other than due to death or Disability or Retirement or (2) by the Holder for Good Reason (as defined in such Holders employment agreement), in each case within one (1) year following the occurrence of the Change in Control, the unvested Nonqualified Stock Options shall immediately fully vest; or (ii) if the Committee has not made a provision for the substitution, assumption, exchange or other continuation of the Nonqualified Stock Options in connection with a Change in Control, the unvested Nonqualified Stock Options shall fully vest immediately prior to the Change in Control and then the Holder may exercise the Nonqualified Stock Option for a period of ninety (90) days following the date the Change in Control occurs.

d. Death. If the Holder dies within the Nonqualified Stock Option Period (or such other period as may have been established by the Committee), any rights to the extent exercisable on the date of death may be exercised by the Holder’s estate, or by a person who acquires the right to exercise such Nonqualified Stock Option by bequest or inheritance or by reason of the death of the Holder, provided that such exercise occurs within both the Nonqualified Stock Option Period and one (1) year after the Holder’s death (or within such other period as determined by the Committee).

e. Disability. The foregoing vesting schedule notwithstanding, if the Holder’s Continuous Service terminates as a result of Disability of the Holder, then the Holder may exercise any Nonqualified Stock Options to the extent exercisable on the date of termination (or within such other period as determined by the Committee) within one (1) year from the date of termination.

4. Transfer Restrictions. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Nonqualified Stock Options or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the Nonqualified Stock Options will be forfeited by the Holder and all of the Holder’s rights to such shares shall immediately terminate without any payment or consideration by the Company.

5. No Rights as a Stockholder; Dividends. The Nonqualified Stock Options granted to the Holder under this Agreement will not entitle the Holder to any voting, dividend or other rights as a shareholder of the Company.

6. Tax Liability and Withholding.

a. Payment of Taxes. The Holder shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Holder pursuant to this Agreement, the amount of any required withholding taxes in respect of the Nonqualified Stock Option granted under this Agreement and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Holder to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common

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Stock otherwise issuable or deliverable to the Holder as a result of the exercise of the Nonqualified Stock Options; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company previously owned and unencumbered shares of Common Stock.

b. Liability. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Holder’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or exercise of the Nonqualified Stock Options or the subsequent sale of any shares; and (b) does not commit to structure the Nonqualified Stock Options to reduce or eliminate the Holder’s liability for Tax-Related Items.

7. Compliance with Law.

a. Compliance. The issuance and transfer of shares in accordance with the Nonqualified Stock Options granted under this Agreement shall be subject to compliance by the Company and the Holder with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock granted by the exercise of Nonqualified Stock Options under this Agreement shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Holder understands that the Company is under no obligation to register the shares of Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

b. Legend. A legend may be placed on any certificate(s) or other document(s) delivered to the Holder indicating restrictions on transferability of the shares of Common Stock granted by the exercise of Nonqualified Stock Options pursuant to this Agreement or any other restrictions that the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable federal or state securities laws or any stock exchange on which the shares of Common Stock are then listed or quoted.

8. Adjustment. Unless the Committee specifically determines otherwise, the Nonqualified Stock Options shall be subject to adjustment or substitution as to the number, price or, if applicable, kind of shares of stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (a) in the event of changes in the outstanding Common Stock or in the capital structure of the Company, by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any such Award or (b) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, the Holder under this Agreement, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Agreement. The Company shall give each Holder notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

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9. Miscellaneous.

a. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Holder or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Holder and the Company. In the event of any inconsistency between the terms and conditions of this Agreement and any existing employment agreement, service contract or other agreement between the Holder and the Company (each, a “Service Agreement”), the terms and conditions of the Service Agreement shall control.

b. No Impact on Other Benefits. The value of the Holder’s Nonqualified Stock Options granted under this Agreement is not part of her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

c. Acceptance. The Holder hereby acknowledges receipt of a copy of this Agreement. The Holder has read and understands the terms and provisions this Agreement, and accepts the Nonqualified Stock Options granted under this Agreement subject to all of the terms and conditions of this Agreement. The Holder acknowledges that there may be tax consequences upon the grant, vesting, or exercise of the Nonqualified Stock Options granted under this Agreement and/or the disposition of the underlying shares and that the Holder has been advised to consult a tax advisor prior to such grant, vesting, exercise or disposition.

d. Further Instruments. The Company and the Holder agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

e. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Chief Financial Officer of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Holder under this Agreement shall be in writing and addressed to the Holder at the Holder’s address as shown in the records of the Company. Either party may designate another address by delivering notice of such designation in accordance with this Section.

f. Governing Law, Venue and Jurisdiction. This Agreement shall be governed in all respects by the laws of the State of Texas without regard to conflicts-of-law principles. Any civil action or legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of Texas in Dallas County, Texas. Each party consents to the jurisdiction of such Texas court in any such civil action or legal proceeding and waives any objection to the laying of venue of any such civil action or legal proceeding in such Texas court. Service of any court paper may be affected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.

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g. Assignment. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement, this Agreement will be binding upon the Holder and the Holder’s beneficiaries, executors, administrators and the person(s) to whom the Nonqualified Stock Option may be transferred by will or the laws of descent or distribution.

h. Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel any unvested Nonqualified Stock Options granted under this Agreement, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Holder’s material rights or vested Nonqualified Stock Options under this Agreement without the Holder’s consent.

i. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each provision of this Agreement shall be severable and enforceable to the extent permitted by law.

j. Waiver. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

k. JURY WAIVER. IN ANY CIVIL ACTION, COUNTERCLAIM, OR PROCEEDING, WHETHER AT LAW OR IN EQUITY, WHICH ARISES OUT OF, CONCERNS, OR RELATES TO THIS AGREEMENT, ANY AND ALL TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE PERFORMANCE OF THIS AGREEMENT, OR THE RELATIONSHIP CREATED BY THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE, TRIAL SHALL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT, AS WRITTEN EVIDENCE OF THE CONSENT OF THE COMPANY AND HOLDER OF THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. NEITHER PARTY HAS MADE OR RELIED UPON ANY ORAL REPRESENTATIONS TO OR BY ANY OTHER PARTY REGARDING THE ENFORCEABILITY OF THIS PROVISION. EACH PARTY HAS READ AND UNDERSTANDS THE EFFECT OF THIS JURY WAIVER PROVISION. EACH PARTY ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY ITS OWN COUNSEL WITH RESPECT TO THE TRANSACTION GOVERNED BY THIS AGREEMENT AND SPECIFICALLY WITH RESPECT TO THE TERMS OF THIS SECTION.

l. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and a complete set of which, when taken together, shall constitute one and the same document. Confirmation of execution by electronic transmission of a facsimile or .pdf signature page shall be binding, and each party hereby irrevocably waives any objection that it has or may have in the future as to the validity of any such electronic transmission of a signature page.

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m. Entire Agreement. This Agreement and the defined terms referenced in the Plan constitute the sole and entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

n. Section 409A. This Agreement is intended to be interpreted and applied so that the Nonqualified Stock Options set forth herein shall either be exempt from the requirements of Section 409A, or shall comply with the requirements of Section 409A, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be exempt from or in compliance with Section 409A.

The Company and the Holder have executed this Nonqualified Stock Option Agreement as of the Effective Date.

COMPANY:	HOLDER:
CAPITAL SENIOR LIVING CORPORATION

By: /s/ Carey P. Hendrickson Carey P. Hendrickson Senior Vice President and Chief Financial Officer	/s/ Kimberly Lody Kimberly Lody